Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

Contact: David Nelson
VP, Investor Relations & Treasury
201-498-8840
david.nelson@cognizant.com

Press: Brian Maddox/Hannah Sloane
FD
212-850-5600
brian.maddox@fd.com

COGNIZANT REPORTS FIRST QUARTER 2010 RESULTS

- Revenue up 29% year-over-year

- Guidance for FY 2010 revenue growth revised to at least 25%

Teaneck, NJ – May 4, 2010 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting and business process outsourcing services, today announced its first quarter 2010 financial results.

Highlights – First Quarter 2010

•	Quarterly revenue rose to $959.7 million, up 28.7% from the year-ago quarter and 6.3% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.49, compared to $0.38 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation and applicable stock-based Indian fringe benefit tax expenses, was $0.53, compared to $0.41 in the year-ago quarter.

•	GAAP and non-GAAP diluted EPS includes the impact of $0.03 in net non-operating foreign currency exchange losses.

Revenue for the first quarter of 2010 rose to $959.7 million, up 28.7% from $745.9 million in the first quarter of 2009. GAAP net income was $151.5 million, or $0.49 per diluted share, compared to $113.1 million, or $0.38 per diluted share, in the first quarter of 2009. Diluted earnings per share on a non-GAAP basis was $0.53. GAAP operating margin for the quarter was 19.1%. Excluding stock based compensation expense of $13.9 million, non-GAAP operating margin was 20.5%, above the Company’s targeted 19-20% range. Earnings for the quarter included $10.5 million, or $0.03 per share, of net non-operating foreign currency exchange losses. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Against the backdrop of an improving macroeconomic environment, our first quarter results confirm that our strategy of reinvestment continues to provide the platform for industry-leading growth,” said Francisco D’Souza, President and CEO of Cognizant. “The opportunities for further penetration within our core services market remain significant. Our investments during the downturn – in new areas including consulting and emerging markets; new solutions such as enterprise analytics; and, new technologies such as cloud and mobile computing – have left us stronger than ever before. Looking forward, we will continue to invest in new business opportunities and areas where Cognizant is underpenetrated to ensure that we remain relevant to our clients and have a robust pipeline of growth opportunities to fuel Cognizant’s future growth.”

2010 Outlook – Second Quarter and Full Year

The Company is providing the following guidance:

•	Second quarter 2010 revenue anticipated to be at least $1.015 billion.

•	Second quarter 2010 diluted EPS is expected to be $0.51 on a GAAP basis and $0.55 on a non-GAAP basis, which excludes $0.04 of estimated stock-based compensation expense.

•	Fiscal 2010 revenue expected to be at least $4.1 billion, up at least 25% compared to 2009.

•

Fiscal 2010 diluted EPS expected to be at least $2.10 on a GAAP basis, and at least $2.26 on a non-GAAP basis, which excludes $0.16 of estimated stock-based compensation expense. Full-year EPS guidance is inclusive of the $0.03 net non-operating foreign currency exchange loss in the first quarter.

•	Due to continued volatility in the currency markets, EPS guidance excludes any future non-operating foreign currency exchange gain or loss.

“Our aggressive hiring throughout the world during the past two quarters positions us well to meet the broad demand for our services,” said Gordon Coburn, Chief Financial and Operating Officer. “Opportunities to capture additional operational efficiencies, combined with an improving pricing environment, provide the levers to absorb expected wage inflation while achieving full-year operating margins within our targeted range of 19-20%, excluding stock-based compensation expense.”

Conference Call

Cognizant will host a conference call May 4, 2010 at 8:00 a.m. (ET) to discuss operating performance for the quarter. To participate in the conference call, domestic callers can dial (800) 374-0467 and international callers can dial (706) 679-3288 and provide the following conference ID number: 70294435.

The conference call will also be available live via the Internet by accessing the Cognizant web site at www.cognizant.com. Please go to the web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (800) 642-1687 for domestic callers or (706) 645-9291 for international callers and entering 70294435 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Wednesday, May 12, 2010. The replay will also be available at Cognizant’s web site www.cognizant.com for 30 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services. Cognizant’s single-minded passion is to dedicate our global technology and innovation know-how, our industry expertise and worldwide resources to working together with clients to make their businesses stronger. With over 50 global delivery centers and more than 85,500 employees as of March 31, 2010, we combine a unique global delivery model infused with a distinct culture of customer satisfaction. A member of the NASDAQ-100 Index and S&P 500 Index, Cognizant is a Forbes Global 2000 company and a member of the Fortune 1000 and is ranked among the top information technology companies in BusinessWeek’s Hot Growth and Top 50 Performers listings. Visit us online at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and applicable stock-based Indian fringe benefit tax, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs and applicable stock-based Indian fringe benefit tax which was repealed during the third quarter of 2009 retroactive to April 1, 2009, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense and applicable stock-based Indian fringe benefit tax for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation that is recurring and applicable stock-based Indian fringe benefit tax expense. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues	$959,720	$745,862
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	555,904	419,708
Selling, general and administrative expenses	194,993	166,872
Depreciation and amortization expense	25,806	21,152

Income from operations	183,017	138,130

Other income (expense), net:
Interest income	6,054	2,470
Other income / (expense), net	(10,319)	(5,111)

Total other income / (expense), net	(4,265)	(2,641)

Income before provision for income taxes	178,752	135,489
Provision for income taxes	27,252	22,357

Net income	$151,500	$113,132

Basic earnings per share	$0.51	$0.39

Diluted earnings per share	$0.49	$0.38

Weighted average number of common shares outstanding	297,885	291,613

Weighted average number of common and dilutive shares outstanding	306,664	297,993

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	March 31, 2010	December 31, 2009
Assets
Current Assets
Cash and cash equivalents	$1,080,942	$1,100,930
Short-term investments	352,939	298,402
Trade accounts receivable, net of allowances of $19,143 and $16,465, respectively	706,122	626,288
Unbilled accounts receivable	106,203	82,952
Deferred income tax assets, net	60,807	73,791
Other current assets	162,220	125,205

Total Current Assets	2,469,233	2,307,568
Property and equipment, net	478,363	481,516
Long-term investments	137,447	151,131
Goodwill	193,898	192,372
Intangible assets, net	76,745	75,757
Deferred income tax assets, net	86,584	80,618
Other assets	67,477	49,278

Total Assets	$3,509,747	$3,338,240

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$85,630	$54,640
Deferred revenue	53,576	51,605
Accrued expenses and other current liabilities	438,941	540,363

Total Current Liabilities	578,147	646,608
Other noncurrent liabilities	45,231	38,455

Total Liabilities	623,378	685,063

Stockholders’ Equity	2,886,369	2,653,177

Total Liabilities and Stockholders’ Equity	$3,509,747	$3,338,240

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(In thousands, except per share amounts)

	Three Months Ended March 31,				Three Months Ended March 31,
	2010 GAAP	2010 Adjustments		2010 Non-GAAP	2009 GAAP	2009 Adjustments		2009 Non-GAAP
Income from operations	$183,017	$13,945	(a)	$196,962	$138,130	$12,708	(b)	$150,838

Operating margin	19.1%	1.4%	(a)	20.5%	18.5%	1.7%	(b)	20.2%

Diluted earnings per share	$0.49	$0.04	(c)	$0.53	$0.38	$0.03	(c)	$0.41

Notes:

(a) Adjustment to exclude stock-based compensation of $13,945 from income from operations of which $3,667 was reported in cost of revenues and $10,278 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations. During the quarter ended September 30, 2009, the repeal of the Indian fringe benefit tax, retroactive to April 1, 2009, was enacted into law. Accordingly, stock-based Indian fringe benefit tax expense was not recorded in the quarter ended March 31, 2010.

(b) Adjustment to exclude stock-based compensation of $11,763 and stock-based Indian fringe benefit tax expense incurred during the quarter ended March 31, 2009 of $945 from income from operations of which $4,448 was reported in cost of revenues and $8,260 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(c) Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit and stock-based Indian fringe benefit tax expense, if any. The stock-based Indian fringe benefit tax expense is a nondeductible expense since the cost is recovered from employees.